Digirad Corporation S-4

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement and Proxy Statement/Prospectus on Form S-4 of our report dated April 30, 2019 related to the consolidated financial statements of ATRM Holdings, Inc. as of and for the year ended December 31, 2017 appearing in this Registration Statement and Proxy Statement/Prospectus of Digirad Corporation.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Boulay PLLP

Certified Public Accountants

Minneapolis, Minnesota

July 19, 2019